Exhibit 99.1

PMC-Sierra Reports First Quarter 2008 Results

Quarterly Revenues Increase 21% Year over Year; Non-GAAP Net Income Highest in 8 Years

SANTA CLARA, Calif.--(BUSINESS WIRE)--PMC-Sierra, Inc. (Nasdaq:PMCS):

--	Q1 Net Revenues:	$125.0 million
--	Q1 GAAP Net Loss:	$(22.7) million or $(0.10) per share (fully diluted)
--	Q1 Non-GAAP Net Income:	$23.5 million or $0.11 per share (fully diluted)

PMC-Sierra, Inc. (Nasdaq:PMCS), a leading provider of high-speed broadband communications and storage semiconductors, today reported results for the first quarter ending March 30, 2008.

Net revenues in the first quarter of 2008 were $125.0 million, which is 21% higher than the first quarter of 2007 and a slight increase compared with $123.6 million in the fourth quarter of 2007.

Net loss in the first quarter of 2008 on a GAAP basis was $22.7 million (GAAP basic and diluted loss per share of $0.10) compared with a GAAP net loss in the fourth quarter of 2007 of $5.1 million (GAAP basic and diluted loss per share of $0.02). Non-GAAP net income in the first quarter of 2008 was $23.5 million (non-GAAP diluted earnings per share of $0.11) compared with non-GAAP net income of $20.1 million (non-GAAP diluted earnings per share of $0.09) in the fourth quarter of 2007.

Non-GAAP net income in the first quarter of 2008 excludes the following items: (i) $7 million in stock-based compensation expense; (ii) $9.8 million amortization of purchased intangible assets; (iii) $0.9 million in restructuring costs; (iv) $3.6 million foreign exchange gain relating to an income tax liability in a foreign jurisdiction; (v) $1.4 million gain on repurchase of senior convertible notes, net; and (vi) $30.3 million relating to FIN48 items arising in prior years and related interest, $2.3 million tax impact related to repatriation of earnings from a foreign jurisdiction, and $0.8 million income tax provision related to the non-GAAP adjustments above.

For a full reconciliation of GAAP net income to non-GAAP net income, please refer to the schedule included with this release. The Company believes the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses the non-GAAP measures internally to evaluate its in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. In addition, the measures are used to plan for the Company’s future periods. However, non-GAAP measures are neither stated in accordance with, nor are they a substitute for, GAAP measures.

“In the first quarter, we experienced strong demand for our fiber to the home, enterprise storage, and laser printer products,” said Bob Bailey, chairman and chief executive officer of PMC-Sierra. “We believe that the overall business environment has improved in Asia, and PMC-Sierra is gaining market share in a number of key target markets.”

During the first quarter of 2008, the Company repurchased $98.0 million of its outstanding 2.25% senior convertible notes (due October 2025) in the open market. Following the repurchase, a total of $127.0 million of senior convertible notes are outstanding on the Company’s balance sheet at the end of the first quarter of 2008.

On April 2, 2008, the Company announced the appointment of Greg Lang as president and chief executive officer. The position will become effective immediately upon the resignation of Robert Bailey as the Company’s president and chief executive officer following the filing of the Company’s first quarter 2008 Form 10-Q, which will be on or before May 9, 2008. The Company’s Board of Directors also elected Mr. Lang to serve as a director effective as of the next meeting of the Board. Mr. Bailey will continue as PMC-Sierra’s Chairman of the Board. Prior to his appointment at PMC-Sierra, Mr. Lang was president and CEO at Integrated Device Technology, Inc. since 2001. Before that, Mr. Lang spent 15 years at Intel and was vice president and general manager of the Platform Networking Group.

The Company made the following product announcements in Q1 2008:

  PMC-Sierra announced a multi-year joint development agreement with IBM for RAID technology. The companies expect this agreement to accelerate the development of innovative RAID chipset and software solutions for 6Gbit/s next-generation enterprise server and storage systems.
  We introduced a new family of controller-based encryption solutions for secure enterprise storage. The Tachyon® QE8e+ for Fibre Channel and the SPCe 8x6G for SAS/SATA both feature PMC-Sierra’s StorCladTM encryption technology that significantly improves system performance, cost and manageability compared to currently available data security solutions.
  We announced the availability of complete 10G EPON reference designs for Optical Line Terminals (OLTs) and Optical Network Units (ONTs). The PAS8001 OLT and PAS9001 ONU reference designs leverage PMC-Sierra’s market-leading EPON capabilities and integrate all the functionality to enable 10Gbit/s IEEE 802.3av EPON.
  At Storage Networking World Spring, we announced the SXP 24x6GSec and SXP 36x6GSec SAS-2 expander embedded switches that significantly improve performance, manageability and security in enterprise storage applications. PMC-Sierra now provides the first end-to-end chipset solutions for 6Gb/s SAS/SATA enterprise storage systems and server RAID.

First Quarter 2008 Conference Call

Management will review the first quarter 2008 results and provide guidance for the second quarter of 2008 during a conference call at 1:45 p.m. Pacific Time/4:45 p.m. Eastern Time on April 17, 2008. The conference call webcast will be accessible under the Financial Events and Calendar section at http://investor.pmc-sierra.com/. To listen to the conference call live by telephone, dial 416-642-5213 approximately ten minutes before the start time. A telephone playback will be available after the completion of the call and can be accessed at 647-436-0148 using the access code 4313465. A replay of the webcast will be available for five business days.

Second Quarter 2008 Conference Call

PMC-Sierra is planning on releasing its results for the second quarter of 2008 on July 17th. A conference call will be held on the day of the release to review the quarter and provide an outlook for the third quarter of 2008.

Safe Harbor Statement

PMC-Sierra’s forward-looking statements are subject to risks and uncertainties. Actual results may differ from these projections. The Company’s SEC filings describe more fully the risks associated with the Company’s business including PMC-Sierra’s limited revenue visibility due to variable customer demands, market segment growth or decline, orders with short delivery lead times, customer concentration, and other items such as foreign exchange rates. The Company does not undertake any obligation to update the forward-looking statements.

About PMC-Sierra

PMC-SierraTM is a leading provider of broadband communications and storage semiconductors for metro, access, fiber to the home, wireless infrastructure, storage, laser printers, and fiber access gateway equipment. PMC-Sierra offers worldwide technical and sales support, including a network of offices throughout North America, Europe, Israel and Asia. The company is publicly traded on the NASDAQ Stock Market under the PMCS symbol. For more information, visit www.pmc-sierra.com.

© Copyright PMC-Sierra, Inc. 2008. All rights reserved. PMC and Tachyon are registered trademarks of PMC-Sierra, Inc. in the United States and other countries. PMC-SIERRA, PMCS, StorClad and “Enabling connectivity. Empowering people.” are trademarks of PMC-Sierra, Inc. Other product and company names mentioned herein may be trademarks of their respective owners.

PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)
	Three Months Ended
	March 30,	December 30,	April 1,
	2008	2007	2007

Net revenues	$125,040	$123,569	$103,665
Cost of revenues	43,306	43,205	37,571
Gross profit	81,734	80,364	66,094

Other costs and expenses:
Research and development	37,310	37,418	44,524
Selling, general and administrative	24,209	24,493	26,698
Amortization of purchased intangible assets	9,836	9,836	9,835
Restructuring costs and other charges	887	2,593	6,894
Income (loss) from operations	9,492	6,024	(21,857)

Other income (expense):
Interest income, net	2,234	2,877	1,837
Foreign exchange gain (loss)	3,158	(2,511)	(996)
Amortization of debt issue costs	(207)	(242)	(242)
Gain on repurchase of Senior convertible notes, net	1,351	-	-
Income (loss) before provision for income taxes	16,028	6,148	(21,258)

(Provision for) recovery of income taxes	(38,686)	(11,229)	5,435
Net loss	$(22,658)	$(5,081)	$(15,823)

Net loss per common share - basic and diluted	$(0.10)	$(0.02)	$(0.07)

Shares used in per share calculation - basic and diluted	219,931	218,912	213,881

As a supplement to the Company's condensed consolidated statement of operations presented on a generally accepted accounting principles (GAAP) basis, the Company provides additional non-GAAP measures for net income (loss) and net income (loss) per share in its press release.

A non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. Management uses these measures internally to evaluate the Company's in-period operating performance before gains, losses and other charges that are considered by management to be outside of the Company's core operating results. In addition, the measures are used for planning and forecasting of the Company's future periods. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

PMC-Sierra, Inc.
Reconciliation of GAAP net loss to Non-GAAP net income
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended				Three Months Ended
	March 30, 2008				April 1, 2007
	Reported	Non-GAAP Items		Non-GAAP	Reported	Non-GAAP Items		Non-GAAP

Net revenues	$125,040	-		$125,040	$103,665	-		$103,665

Cost of revenues	43,306	(315)	(1)	42,991	37,571	(517)	(1)	37,054

Gross profit	81,734	315		82,049	66,094	517		66,611

Operating expenses:
Research and development	37,310	(3,162)	(1)	34,148	44,524	(4,267)	(1)	40,257
Selling, general and administrative	24,209	(3,529)	(1)	20,680	26,698	(4,633)	(1)	22,065
Amortization of purchased intangible assets	9,836	(9,836)	(2)	-	9,835	(9,835)	(2)	-
Restructuring costs and other charges	887	(887)	(3)	-	6,894	(6,894)	(7)	-

Income (loss) from operations	9,492	17,729		27,221	(21,857)	26,146		4,289

Other income (expense):
Interest income, net	2,234	-		2,234	1,837	-		1,837
Foreign exchange gain (loss)	3,158	(3,605)	(4)	(447)	(996)	979	(4)	(17)
Amortization of debt issue costs	(207)	-		(207)	(242)	-		(242)
Gain on repurchase of Senior convertible notes, net	1,351	(1,351)	(5)	-	-	-		-

Income (loss) before provision for income taxes	16,028	12,773		28,801	(21,258)	27,125		5,867

(Provision for) recovery of income taxes	(38,686)	33,408	(6)	(5,278)	5,435	(6,902)	(8)	(1,467)
Net (loss) income	$(22,658)	$46,181		$23,523	$(15,823)	$20,223		$4,400

Net (loss) income per common share - basic	$(0.10)			$0.11	$(0.07)			$0.02
Net (loss) income per common share - diluted	$(0.10)			$0.11	$(0.07)			$0.02

Shares used in per share calculation - basic	219,931			219,931	213,881			213,881
Shares used in per share calculation - diluted	219,931			220,948	213,881			215,385

Non-GAAP adjustments include:
(1) Stock based compensation of $7 million (Q1'07 - $9.4 million).
(2) $9.8 million amortization of intangible assets purchased from Passave, Inc. and the Avago Storage Semiconductor Business.
(3) $0.9 million restructuring costs including $0.3 million for severance and $0.6 million for excess facilities.

(4) Foreign exchange gain of $3.6 million (Q1'07 - foreign exchange loss of $1 million) on an income tax liability in a foreign jurisdiction and related cash held for future settlement of this liability.

(5) $3.3 million gain on repurchase of Senior convertible notes, net of $1.9 million write-off of related debt issue costs.

(6) $30.3 million relating to FIN48 items arising in prior years and related interest, $2.3 million tax impact related to repatriation of earnings from a foreign jurisdiction, and $0.8 million income tax provision related to the non-GAAP adjustments above.

(7) $6.9 million restructuring costs including $4.5 million severance, $0.4 million write-down of assets and $2 million provision for excess facilities.
(8) $4 million income tax recovery relating to prior years and $2.9 million income tax effect relating to these non-GAAP adjustments.
PMC-Sierra, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 30,	December 30,
	2008	2007

ASSETS:
Current assets:
Cash and cash equivalents	$285,624	$364,922
Accounts receivable, net	45,670	39,362
Inventories, net	35,876	34,246
Prepaid expenses and other current assets	15,161	16,266
Income tax receivable	-	2,365
Total current assets	382,331	457,161

Goodwill	396,144	398,418
Intangible assets, net	185,713	187,126
Property and equipment, net	17,820	18,725
Investments and other assets	7,871	10,747
Deposits for wafer fabrication capacity	5,145	5,145
Deferred tax assets	52,541	54,676
	$1,047,565	$1,131,998

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$21,041	$24,011
Accrued liabilities	55,189	53,617
Income taxes payable	421	-
Deferred income taxes	2,042	2,787
Liability for unrecognized tax benefit	76,777	71,586
Accrued restructuring costs	9,693	10,911
Deferred income	17,373	13,674
Total current liabilities	182,536	176,586

Long-term obligations	1,232	958
2.25% Senior convertible notes due October 15, 2025	127,000	225,000
Deferred income taxes	24,001	23,023
Liability for unrecognized tax benefit	127,870	107,764

PMC special shares convertible into 2,065 (2007 - 2,065) shares of common stock	2,671	2,671

Stockholders' equity
Common stock and additional paid in capital	1,406,080	1,395,183
Accumulated other comprehensive income (loss)	(543)	1,437
Accumulated deficit	(823,282)	(800,624)
Total stockholders' equity	582,255	595,996
	$1,047,565	$1,131,998
PMC-Sierra, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	March 30,	April 1,
	2008	2007

Cash flows from operating activities:
Net loss	$(22,658)	$(15,823)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation	7,006	9,418
Depreciation and amortization	13,157	14,965
Foreign exchange (gain) loss on tax liability, net	(3,605)	979
Gain on repurchase of Senior convertible notes, net	(1,351)	-
(Gain) loss on disposal of property	(32)	484
Changes in operating assets and liabilities:
Accounts receivable	(6,308)	(1,627)
Inventories	(1,630)	3,904
Prepaid expenses and other current assets	711	1,159
Accounts payable and accrued liabilities	(7,464)	(47)
Deferred taxes and income taxes payable	38,556	(1,615)
Accrued restructuring costs	(1,218)	4,357
Deferred income	3,699	1,682
Net cash provided by operating activities	18,863	17,836

Cash flows from investing activities:
Purchases of property and equipment	(1,467)	(2,257)
Proceeds from sale of property and equipment	32	-
Purchase of intangible assets	(4,155)	(1,388)
Net cash used in investing activities	(5,590)	(3,645)

Cash flows from financing activity:
Repurchase of Senior convertible notes	(95,491)	-
Proceeds from issuance of common stock	3,891	7,596
Net cash provided by (used in) financing activity	(91,600)	7,596

Effect of exchange rate changes on cash and cash equivalents	(971)	-
Net (decrease) increase in cash and cash equivalents	(78,327)	21,787
Cash and cash equivalents, beginning of the period	364,922	258,914
Cash and cash equivalents, end of the period	$285,624	$280,701

CONTACT:
PMC-Sierra, Inc.
Vice President & CFO
Mike Zellner, 1-408-988-1204
or
VP Marketing Communications
David Climie, 1-408-988-8276
or
Sr Manager, Communications
Susan Shaw, 1-408-988-8515